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NUMBER                                                                    SHARES
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           Icy Splash Food & Beverage, Inc.                    SEE REVERSE FOR
 INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK        CERTAIN DEFINITIONS

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                     COMMON STOCK                             CUSIP 451048 10 2
THIS CERTIFIES THAT:


                          SPECIMEN


is owner of
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FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF
     Icy Splash Food & Beverage, Inc. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of New York, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

(DATED:)                                  COUNTERSIGNED:
                                           FLORIDA ATLANTIC STOCK TRANSFER, INC.
                                           7130 NOB HILL ROAD, TAMARAC, FL 33321
                                                                  TRANSFER AGENT

                                          BY:

                                                            AUTHORIZED SIGNATURE

                                     (SEAL)

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SHLOMO ASLAN           SECRETARY                       PRESIDENT    JOSEPH ASLAN